UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2016
____________________

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K amends the Registrant’s Form 8-K originally filed with the Securities and Exchange Commission on May 13, 2016 (the “Original Filing”) in order to include Exhibit 10.1. The Registrant inadvertently omitted Exhibit 10.1 from the Original Filing. Exhibit 2.1 to the Original Filing included a form of the agreement included as Exhibit 10.1 hereto.

The Registrant has not made any other changes to the Original Filing. This Amendment No. 1 continues to speak as of the date of the Original Filing and does not update or modify the disclosures under Items 1.01 and 3.02 contained therein.

Item 1.01  Entry Into A Material Definitive Agreement.

Interest Purchase Agreement

As previously announced, on May 9, 2016, Global Eagle Entertainment Inc. (“we” or the “Company”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) with EMC Acquisition Holdings, LLC (an affiliate of ABRY Partners VII, L.P.) (“Seller”) providing for the Company’s acquisition (the “EMC Acquisition”) of all of the issued and outstanding membership interests of EMC Intermediate, LLC (“EMC”) and its Emerging Markets Communications business. We expect this transaction to close in the third quarter of 2016.

We summarize below the material terms of the Purchase Agreement.

Acquisition Consideration

The Company will pay an aggregate purchase price of $550 million for EMC, subject to customary working capital and other adjustments. The purchase price consists of: (i) $30 million in cash paid at closing; (ii) approximately 6.6 million shares of Company common stock to be issued at the closing; (iii) the Company’s assumption of approximately $386 million of EMC’s indebtedness; (iv) the redemption in cash of approximately $54 million of existing Seller preferred stock, subject to the following sentence; and (v) $25 million in deferred consideration to be paid in cash or newly issued Company common stock (at the option of the Company) one year after the closing. With respect to clause (iv), the holders of Seller preferred stock will have the option to exchange up to 50% of their Seller preferred stock for newly issued Company preferred stock with substantially comparable terms.

In connection with its new equity stake in the Company as a result of the EMC Acquisition, an affiliate of ABRY Partners VII, L.P. (the “ABRY Stockholder”) will have the right to nominate one director for election to the Company’s board of directors. We describe this further under “ABRY Nomination Agreement” below.

Representations and Warranties

Each of the Seller and the Company made customary representations and warranties for transactions of this nature. The representations and warranties generally survive for 15 months after the closing.

Closing Conditions

The closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of customary conditions of the respective parties, including, among others: (i) the accuracy at closing of the parties’ representations and warranties made at execution of the Purchase Agreement and the parties’ compliance with their covenant obligations in the Purchase Agreement; (ii) that applicable antitrust, competition and trade regulation filings of each party have been made and the applicable waiting period and any extension thereof shall have expired or terminated; and (iii) that specified governmental consents shall have been obtained. The transaction is subject to the Hart-Scott-Rodino antitrust regulations in the United States and also requires the consent of the U.S. Federal Communications Commission.

Termination

The parties have customary rights to terminate the Purchase Agreement in certain circumstances, including if the closing has not occurred on or prior to November 5, 2016.

Indemnification

The parties have agreed to customary indemnification obligations following the closing in respect of breaches of representations, warranties, covenants and other losses or claims specified in the Purchase Agreement. The Seller’s indemnification obligations are secured by a cash escrow of $2.75 million plus, in the case of certain indemnification obligations, the $25.0 million in deferred consideration noted above, against which the Company may seek recourse (in addition to the insurance policy described below). Indemnification for breaches of representations and warranties will generally only be collectible for claims that exceed a $2.75 million “deductible” threshold, and the maximum amount payable for claims over that threshold will be $2.75 million. The Company also purchased a $40.0 million representation-and-warranty insurance policy under which it must first seek coverage for breaches of Seller’s representations and warranties, subject to customary policy exclusions and a policy deductible of $5.5 million.

The Company has filed herewith as Exhibit 2.1 a copy of the Purchase Agreement, which Exhibit is incorporated herein by reference, and the foregoing description of the Purchase Agreement is qualified in its entirety by reference thereto. The Purchase Agreement has been included in this filing to provide investors with information regarding its terms. It is not intended to be a source of financial, business, operational or other factual information about the Company or EMC or to modify or supplement any factual disclosures about the Company in its other public reports filed with the U.S. Securities and Exchange Commission. In particular, the representations, warranties and covenants and other obligations contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and made as of the dates specified therein; are solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations or qualifications agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified or limited by confidential disclosure schedules made between the parties for the purpose of allocating contractual risk between them instead of establishing matters as facts; and may be subject to a standard of materiality provided for in the Purchase Agreement that differs from those applicable to investors. Investors should not rely on the representations, warranties and covenants and other obligations or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, EMC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

ABRY Nomination Agreement

On May 9, 2016, the Company also entered into a letter agreement (“ABRY Nomination Agreement”) with the ABRY Stockholder that provides that (beginning at the closing) the ABRY Stockholder will have the right to nominate one individual for election to the Company’s board of directors. This right terminates when (i) the ABRY Stockholder holds less than 5% of the Company’s outstanding common stock, (ii) the ABRY Stockholder or its affiliates consummate a “competitive transaction” (as defined in the ABRY Nomination Agreement) or (iii) any partner, member or employee of the ABRY Stockholder or any of its affiliates becomes a director, board observer or executive officer of any competitor of the Company. The ABRY Nomination Agreement also requires that, subject to certain exceptions, the ABRY Stockholder and its affiliates will be subject to a “standstill” provision. This provision prohibits the ABRY Stockholder and its affiliates from taking certain actions to influence or control the Company (including acquiring additional Company securities) until six months after the termination of the ABRY Stockholder’s nomination right.

The Company has filed herewith as Exhibit 10.1 a copy of the ABRY Nomination Agreement, which Exhibit is incorporated herein by reference, and the foregoing description of the ABRY Nomination Agreement is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Shares of Equity Securities.

We incorporate by reference herein the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of the Company common stock and preferred stock (if any). The Company will not register the issuance at the closing of its common stock or preferred stock (if any) under the Securities Act of 1933, as amended (the “Securities Act”), and will instead rely upon exemptions from the Securities Act’s registration requirements as provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company will enter into a registration rights agreement at the closing pursuant to which it will agree to later register the resale of the Company’s common stock that it will issue at closing.

Forward-Looking Statements

We make forward-looking statements in this Current Report on Form 8-K and in the Exhibits attached hereto within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements, which include statements regarding the expected closing date of the EMC Acquisition, are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. A detailed discussion of risks and uncertainties related to GEE’s business is included in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1†	Interest Purchase Agreement, dated May 9, 2016, by and between the Company and EMC Acquisition Holdings, LLC.
10.1	ABRY Nomination Agreement, dated May 9, 2016, between the Company and EMC Holdco 2 B.V.

† We have omitted the schedules and one exhibit to this Exhibit in accordance with Regulation S-K Item 601(b)(2). We agree to furnish supplementally a copy of all omitted schedules and such exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Eagle Entertainment Inc.

	By:	/s/ Michael Zemetra
Name: Michael Zemetra
Title: Chief Financial Officer and Treasurer
Dated: May 13, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1†	Interest Purchase Agreement, dated May 9, 2016, by and between the Company and EMC Acquisition Holdings, LLC.
10.1	ABRY Nomination Agreement, dated May 9, 2016, between the Company and EMC Holdco 2 B.V.

† We have omitted the schedules and one exhibit to this Exhibit in accordance with Regulation S-K Item 601(b)(2). We agree to furnish supplementally a copy of all omitted schedules and such exhibit to the Securities and Exchange Commission upon its request.